UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

SYNTROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2007, Syntroleum International Corporation (“Syntroleum International”), a direct wholly owned subsidiary of Syntroleum Corporation (“Syntroleum”), and Syntroleum have entered into an amendment deed (the “Amendment”) with African Energy Equity Resources Limited (“AEER”), a direct wholly owned subsidiary of Energy Equity Resources (Norway) Limited (“EERNL”), and EERNL. The Amendment amends the terms and conditions of the share sale and purchase agreement that the parties entered into on January 19, 2007 and the terms and conditions of the first amendment deed the parties entered into on March 30, 2007. Under the Amendment, AEER will pay Syntroleum International the remaining balance of $7,171,802 by July 2, 2007. Previously on May 9, 2007 Syntroleum International received $1 million from AEER as discussed in the Form 8-K filed on May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: June 21, 2007

By: /s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General Counsel and
Corporate Secretary